UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2011
(Date of earliest event reported)

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 7, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of GeoResources, Inc. (the “Registrant”) granted a restricted stock unit award (the “RSU Award”) for an aggregate of 5,000 units and a stock option award for an aggregate of 40,000 shares of common stock (the “Option Award”) under the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan (the “Plan”) to Bryant W. Seaman, III, a director of the Registrant. Mr. Seaman was recently permitted by his employer to accept compensation for his servicer as a director of the Registrant.

The RSU Award was granted subject to the terms and conditions of a Restricted Stock Unit Agreement, which provides that each restricted stock unit (“RSU”) represents a contingent right to receive one share of common stock of the Registrant. The RSU Award vests approximately one-third on June 1, 2012 and approximately two-thirds vests in 24 equal monthly installments beginning on July 1, 2012, subject to continued service as a director of the Registrant.

The Option Award provides Mr. Seaman with the option to purchase 40,000 shares of common stock of the Registrant with exercise prices of $23.00 per share for 20,000 shares and $27.00 per share for the remaining 20,000 shares. The Option Award vests equally between the two exercise prices in equal annual installments over a period of four years from the date of the grant. The Option Award has a term of 10 years and is subject to the terms and conditions of the Plan. The closing price of the Registrant’s common stock on June 7, 2011 was $21.57 per share.

The RSU Award and the Option Award are subject to any compensatory recovery policy in effect at the time of each vesting date.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 7, 2011, the Registrant held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders voted as follows on the matters presented for a vote.

Item 1 – Election of Directors

The nominees for election to the Board of Directors were elected as follows:
	For	Withheld	Broker Non-Votes
Election of Directors
Frank A. Lodzinski	20,509,806	478,270	0
Collis P. Chandler, III	20,902,570	85,506	0
Jay F. Joliat	18,824,881	2,163,195	0
Bryant W. Seaman, III	20,921,283	66,793	0
Michael A. Vlasic	20,950,300	37,776	0
Nick L. Voller	20,267,092	720,984	0
Donald J. Whelley	19,178,593	1,809,483	0

Item 2 – Approve the Amendments to the Amended and Restated 2004 Employees’ Stock Incentive Plan

The shareholders approved an amendment to the Plan, based on the votes listed below:

For	Withheld/Against	Abstain	Broker Non-Votes
18,874,875	2,024,782	88,419	0

Item 3 – To Approve, on a Non-Binding Advisory Basis, Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Registrant’s named executive officers as follows:

For	Withheld/Against	Abstain	Broker Non-Votes
20,745,374	119,209	123,493	0

Item 4 – Non-Binding Advisory Vote on the Frequency of Future Executive Votes

The shareholders voted, on an advisory basis, to hold future advisory votes to approve executive compensation of the Registrant’s named executive officers as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain
19,125,815	41,097	1,692,225	128,939

The matters acted upon at the Annual Meeting are described in more detail in the Registrant’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

	By:	/s/ Frank A. Lodzinski
	Name:	Frank A. Lodzinski
Date: June 13, 2011	Title:	President and Chief Executive Officer